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                                                                EXHIBIT 10.14

                              MS ACQUISITION CORP.

                              AMENDED AND RESTATED
                          EXECUTIVE STOCK OPTION PLAN


1.      PURPOSE

        The MS Acquisition Corp. Amended and Restated Executive Stock Option Plan (the "Plan") is intended as a performance incentive for officers, employees and other key persons of MS ACQUISITION CORP. (the "Company") or its Subsidiaries (as hereinafter defined) to enable the persons to whom options are granted (the "Optionees") to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be effected by the granting of nonqualified stock options (as opposed to "incentive" stock options, as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended) under the Plan (the "Options"). As used herein, the terms "Subsidiary" or "Subsidiaries" include any corporation in which stock possessing one hundred percent (100%) of the total combined voting power of all classes of stock is owned directly or indirectly by the Company.

        The Plan was initially adopted by the Company prior to the merger of the Company with and into DCI Acquisition Corp., a Delaware corporation ("DCI"), with DCI as the surviving corporation in the merger. Pursuant to a recapitalization (the "Recapitalization") of the Company, Citicorp Venture Capital, Ltd. and related parties have acquired a significant equity interest in the Company from the equity holders of the Company. As part of the Recapitalization, the Company has, among other things, amended its charter to provide for the reclassification of its capital stock into two new classes (voting and non-voting) of common stock and a new class of preferred stock.
All references in this Plan to the "Common Stock" shall be deemed to refer to the Class A Common Stock, $.01 par value per share, of the Company. In connection with the consummation of the transactions related to the Recapitalization, all Options which have been granted under the Plan prior to the consummation of such transactions have been terminated and canceled. The Company desires that the Plan be amended and restated in its present form to provide for additional grants of nonqualified Options to executives of the Company or its Subsidiaries after the Recapitalization. The number of shares issuable under the Plan pursuant to the exercise of Options granted under this Amended and Restated Plan shall be 100,000 shares of the Common Stock.

2.      OPTIONS TO BE GRANTED AND ADMINISTRATION

        (a)     Options granted under the Plan shall be nonqualified Options.

        (b) The Plan shall be administered by a committee (the "Option Committee") of not less than three (3) directors appointed by the board of directors of the Company (the "Board of Directors"). Action by the Option Committee shall require the affirmative vote of a majority of all its members.



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        (c)     Subject to the terms and conditions of the Plan, the Option
Committee shall have the power:

                (i) to determine, with the approval of the Board of Directors, the Options to be granted to eligible persons under the Plan, to prescribe the terms and provisions (which need not be identical) of each Option granted under the Plan to such persons, and to recommend to the Board of Directors for its approval the grant of Options;

                (ii) to construe and interpret the Plan and Option Agreements granted thereunder and to establish, amend and revoke rules and regulations for administration of the Plan; provided, however, that, in the event of a conflict in construction or interpretation between the Option Committee and the Board of Directors, any construction or interpretation made by the Board of Directors regarding the Plan shall be binding and conclusive on the Company and the Optionees; and

                (iii) generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

3.      STOCK SUBJECT TO PLAN

        (a) The stock subject to the Options granted under the Plan shall be shares of the Company's authorized but unissued Common Stock (as defined in Section 1 hereof), or shares of Common Stock reacquired by the Company. The total number of shares that may be issued pursuant to Options granted under the Plan shall not exceed an 100,000 shares of Common Stock. Such number shall be subject to adjustment as provided in Section 7 hereof.

        (b) Unless otherwise determined by the Board of Directors, in the event outstanding Options under the Plan are forfeited or are canceled for any reason (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such Option shall become available for reissuance under the Plan.

4.      ELIGIBILITY

        Options may be granted, in the sole discretion of the Board of Directors, to officers or other key employees of the Company or its Subsidiaries.

5.      OPTION TERMS

        (a) Subject to the terms and conditions of the Plan, each grant of an Option hereunder shall be evidenced by an Option agreement, which shall contain such provisions regarding the grant as the Board of Directors shall from time to time deem appropriate (an "Option Agreement"). Option Agreements need not contain identical provisions.



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     (b)        Notwithstanding any other provisions of the Plan or any Option
Agreement, each Option shall expire on the date specified in the Option Agreement, which date shall not be later than the tenth (10th) anniversary of the date on which the Option was granted.

     (c) Other than (i) in connection with the termination of the Optionee's employment as provided in Section 5(g) of the Plan, or (ii) after the occurrence of a Change of Control as provided in Section 8 of the Plan, each Option shall be exercisable in such installments (which need not be equal) and at such times as set forth in the Option Agreement. Subject to the provisions of Sections 5(g) and 8 of the Plan, to the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but no later than the date the Option expires.

     (d) The purchase price per share of Common Stock under each Option shall be as determined by the Board of Directors and as set forth in the Option Agreement.

     (e) No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) all requirements under applicable law and regulations shall have been complied with to the satisfaction of the Company, (iii) the Company shall have issued and delivered the shares to the Optionee, and (iv) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock, subject to the limitations set forth in the Stockholders Agreement (as hereinafter defined).

     (f) No Options shall be transferable by the Optionee other than by will or by the laws of descent and distribution, and may be exercised during the Optionee's lifetime only by the Optionee, his or her guardian or legal representative.

     (g) An Option granted pursuant to this Plan shall cease to vest and shall terminate whenever the Optionee is for any reason no longer employed by the Company or any Subsidiary; provided, however, that any portion of the Option that was vested and exercisable as of the date of such termination may be exercised as to any Common Stock not theretofore purchased for a period of three months following such date, except that if such termination of employment results from the Optionee's death or permanent, total disability (as defined in the long-term disability policy maintained by the Company or its Subsidiaries applicable to the Optionee), any such portion of this Stock Option may be exercised (in the case of Optionee's death by his executors or administrators) for a period of twelve months following such termination date.

     (h) No Option shall confer upon an Optionee any right to continued employment by the Company, nor will it interfere in any way with Optionee's right or the Company's right to terminate, or otherwise modify, the terms of the Optionee's employment at any time for any reason.




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6.      METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

        (a) Unless otherwise indicated in the Option Agreement, an Option granted under the Plan shall be exercised by the Optionee by delivering to the Option Committee on any business day prior to the Expiration Date set forth in the Option Agreement a notice of his or her election to purchase some or all of the Common Stock purchasable at the time of such notice (the "Notice"). The Notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied (i) by payment therefor in cash, and (ii) by such agreement, statement or other evidence as the Company may require in order to satisfy itself that the issuance of the Common Stock being purchased pursuant to such exercise and any subsequent resale thereof will be in compliance with applicable laws and regulations including without limitation all applicable federal and state securities laws and regulations.

        (b) Certificates for the Common Stock so purchased will be issued to the Optionee upon compliance to the satisfaction of the Company with all requirements under applicable laws or regulations in connection with such issuance. The Company shall be under no obligation to issue the Common Stock subject to the Option until the Optionee has (i) executed and delivered to the Company a certain Stockholders Agreement between the Company and the Optionee in the form attached hereto as Exhibit A (the "Stockholders Agreement") and
(ii) complied with the requirements of the Plan and the Option Agreement and provided that the determination of the Board of Directors as to such compliance shall be final and binding on the Optionee.

        (c) No portion of the Option shall be exercisable after the Expiration Date .

7.      ADJUSTMENT UPON CHANGES IN CAPITALIZATION

        (a) If the shares of the Company's Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like (other than in connection with a Change of Control (as herein defined), in which case the provisions of Section 8 shall control), an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan, and in the number, kind and per share exercise price of shares or other securities subject to unexercised Options or portions thereof granted prior to any such change.

        (b) Adjustments under this Section 7 shall be determined by the Board of Directors and such determinations shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.





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8.   EFFECT OF CHANGE OF CONTROL

     (a) Notwithstanding anything in the Plan or Option Agreement which may be construed to the contrary, upon the occurrence of a Change of Control (as herein defined), all Options granted pursuant to this Plan which have not previously terminated or expired pursuant to the operation of the Plan or the Option Agreement and which remain unvested as of the date of the occurrence of the Change of Control shall become 100% vested and exercisable immediately prior thereto.

     (b) In the event of the occurrence of a Change of Control, to the extent that any outstanding Options under the Plan are not exercised and extinguished upon the consummation of the transactions in connection with the Change of Control, all Options which remain outstanding under the Plan after the consummation of such transactions shall be immediately terminated and canceled without the necessity of further action by any party, by operation of this
Section 8(b), unless determined otherwise by the Board of Directors in its sole discretion.

     (c) For purposes of the Plan, "Change of Control" means the following (capitalized terms not defined in the Plan shall have the meaning ascribed to them in the Stockholders Agreement): the sale of the Company, Aetna Holdings or Aetna Industries, Inc. ("Aetna") (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise) in one transaction or a series of related transactions to a Person or Persons that is not an Affiliate of CVC pursuant to which such Person or Persons (together with its Affiliates) acquires (i) securities representing at least a majority of the voting power of all securities of the Company or Aetna, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into voting securities, or (ii) all or substantially all of the Company's or Aetna's assets; provided that a merger or consolidation of Aetna Holdings into or with the Company or Aetna shall not constitute a Change of Control.

9.   AMENDMENT OF THE PLAN

     The Board of Directors may amend the Plan at any time, and from time to time. Rights and obligations under any Option granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee.

10.  NONEXCLUSIVITY OF THE PLAN

     The adoption of the Plan by the Board of Directors shall not be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.



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11.  GOVERNMENT AND OTHER REGULATIONS

     The obligation of the Company to sell and deliver shares of Common Stock with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board of Directors.

12.  EFFECTIVE DATE OF THE PLAN; STOCKHOLDER APPROVAL

     This Amended and Restated Plan shall be effective August 13, 1996, subject to the approval of the Company's stockholders. No Options granted under the Plan prior to such stockholder approval may be exercised until such approval has been obtained. No Option may be granted under the Plan after the tenth
(10th) anniversary of the effective date of this Amended and Restated Plan.


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This MS Acquisition Corp. Amended and Restated Executive Stock Option Plan has
been adopted by the Board of Directors of the Company as of August 13, 1996.







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